Exhibit 99.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Sole Member
CSC Holdings, LLC:

We consent to the incorporation by reference in the registration statement (No. 333-71965) on Form S-3 of CSC Holdings, LLC of our report dated February 16, 2011, except for the effects of the AMC Networks Inc. discontinued operation discussed in Note 7, as to which the date is October 31, 2011, with respect to the consolidated balance sheets of CSC Holdings, LLC and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in total deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010 and the related financial statement schedules listed in Item 15(a)(2), and our report dated February 16, 2011, with respect to the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in this combined current report on Form 8-K of CSC Holdings, LLC and Cablevision Systems Corporation dated October 31, 2011.

/s/ KPMG LLP

Melville, New York
October 31, 2011